UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Dorman Products, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Annual Meeting of Shareholders of Dorman Products, Inc. will be held at 8:30 am, local time, on May 20, 2010 at the law offices of
Blank Rome LLP, One Logan Square, Philadelphia, PA 19103

PROXY STATEMENT, 2009 ANNUAL REPORT AND PROXY CARD
ARE AVAILABLE AT:
http://www.stocktrans.com/eproxy/dorman2010
Dear Shareholder:

The Annual Meeting of Shareholders of Dorman Products, Inc. (“we” and “our” refer to Dorman Products, Inc.) has been called to consider and act upon the following matters:

(i)	Election of six directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified.

(ii)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

(iii)	Approval of the 2010 Executive Cash Bonus Plan.

(iv)	Any other business as may properly come before the Annual Meeting.

Our Board of Directors recommends a vote (i) “FOR” the election of our six nominees for directors listed in our proxy materials; (ii) “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and (iii) “FOR” the approval of the 2010 Executive Cash Bonus Plan.

Complete proxy materials, including the proxy card, are available to you on-line at http://www.stocktrans.com/eproxy/dorman2010.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please note that you cannot vote by returning this Notice of Internet Availability to vote your shares.  You may vote on-line, by phone, by mail or in person.  If you wish to vote on-line or by phone, you will need your “Shareholder Control Number” (which can be found in the bottom right hand corner of this notice) and the web address or toll-free phone number, all of which will be included with or on the proxy card included on the Internet website stated above or mailed to you at your request.  No other personal information will be required in order to vote in this manner.  If you wish to vote by mail, simply print out the proxy card included on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card.  If you wish to vote in person at the Annual Meeting of Shareholders, simply check the box on the proxy card that you plan to attend.  Your proxy card will not be used if you are present and prefer to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 20, 2010:

(1)           This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)           The Proxy Statement, 2009 Annual Report to Shareholders and proxy card are available at http://www.stocktrans.com/eproxy/dorman2010.

(3)           If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before May 7, 2010 to facilitate timely delivery.

To request a paper copy of these items or directions to the law offices of Blank Rome LLP should you choose to attend the Annual Meeting of Shareholders and vote in person, either:

•	Call our toll-free number – (866) 360-7311; or
•	Visit our website at http://www.stocktrans.com/eproxy/dorman2010; or
•	Send us an e-mail at proxynotice@stocktrans.com

Please clearly identify the items you are requesting, our company name, and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch

THOMAS J. KNOBLAUCH
Vice President, General Counsel and
Assistant Secretary